                                                                    EXHIBIT 99.1


                              September 21, 1999

       The undersigned hereby consents to the inclusion of the undersigned's name and biographical information, and to the reference to the undersigned becoming a director of PlanetRx.com, Inc. (the "Company") after the Company's initial public offering, in the Company's Registration Statement on Form S-1, and all amendments thereto, under the Securities Act of 1933, as amended.


/s/ Barrett A. Toan
-----------------------------
Barrett A. Toan